                                                                    EXHIBIT 3.1

                              SECRETARY OF STATE
                             CORPORATIONS SECTION
                           1860 BROADWAY, SUITE 200
                               DENVER, CO 80202
                                (303) 894-2251
                              FAX (303) 894-2242



                            ARTICLES OF AMENDMENT
                                    TO THE
                          ARTICLES OF INCORPORATION



Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is CTA Incorporated

SECOND: The following amendment to the Articles of Incorporation was adopted on July 10, 1998 as prescribed by the Colorado Business Corporation Act, in the
-------------
manner marked with an X below.

       No shares have been issued or Directors Elected - Action by Incorporators
---
       No shares have been issued but Directors Elected - Action by Directors
---
       Such amendment was adopted by the board of directors where shares have
---    been issued and shareholder action was not required.

 x     Such amendment was adopted by a vote of the shareholders. The number of
---    shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is Computer
                                                                      --------
Technology Associates, Inc.
------------------------------------------------------------------------------
FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

       N/A

If these amendments are to have a delayed effective date, please list that data: ____________________
                     (Not to exceed ninety (90) days from the date of filing)

                                                 CTA Incorporated
                                       --------------------------------------
                                       Signature /s/ JOHN WAGNER
                                                -----------------------------
                                                 John Wagner
                                         Title   Asst. Secretary
                                                -----------------------------

                             ARTICLES OF AMENDMENT

                                     to the

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       of

                                CTA INCORPORATED


First:   The name of the corporation is CTA INCORPORATED.

Second: The following amendments to the Amended and Restated Articles of Incorporation of CTA INCORPORATED (the "Articles") were adopted as prescribed by the Colorado Business Corporation Act, by a vote of the shareholders at a Special Meeting of Shareholders on September 18, 1996. The number of shares voted for the amendments was sufficient for approval.

         (1) Article VI of the Articles is amended to read in its entirety as follows:

                                  *ARTICLE VI


                  The total authorized capital stock of the Corporation shall be twenty-one million (21,000,000) shares consisting of: (i) twenty million (20,000,000) shares of Common Stock with a par value of $.01 per share; and (ii) one million (1,000,000) shares of Preferred Stock with a par value of $.01 per share.

                (a)  Common Stock.

                  All shares of common stock shall be fully paid and non-assessable upon issue. Except as otherwise provided by law, each holder of Common Stock shall be entitled to one vote in respect of each share of Common Stock held of record on all matters submitted to a vote of shareholders.

                (b)  Preferred Stock.

                  The Preferred Stock may be issued from time to time as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article VI, to fix, from time to time before issuance thereof, the number of shares in each series and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following;

     (i) the designation of the series and the number of shares to constitute each series;

     (ii) the dividend rate on the shares of each series, any conditions on which and times at which dividends are payable, whether dividends shall be cumulative, and the preference or relation (if any) with respect to such dividends (including preferences over dividends on the Common Stock or any other class or classes);

     (iii) whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another corporation;

     (iv) the terms and amount of any sinking, retirement or purchase fund;

     (v) the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange price and other terms of conversion or exchange;

     (vi) the voting rights, if any (other than any voting rights that the Preferred Stock may have as a matter of law);

     (vii) any restrictions on the issue or reissue or sale of additional Preferred Stock;

     (viii) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including preferences over the Common Stock or any other class or classes or series of stock); and

     (ix) such other special rights and privileges, if any, for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with provisions of these Second Restated Articles of Incorporation.

     All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (i) to
(ix) inclusive above."

(2)  Article VII of the Articles is amended to read in its entirety as follows:

                                  "ARTICLE VII

          (a) The Board of Directors shall consist of no fewer than three persons and such number shall be fixed by, or in the manner provided in, the By-Laws.

          (b) Effective upon consummation of the Company's initial underwritten public offering of Common Stock (the "IPO"), the Board of Directors shall be divided into three classes to be designated as Class I, Class II and Class III. The Board of Directors, by resolution, shall designate the class in which each of the directors then in office shall serve upon such classification. The terms of office of the classes of directors so designated by the Board of Directors shall expire at the times of the annual meetings of the shareholders as follows:
Class I on the first annual meeting of shareholders following the IPO, Class II on the second annual meeting following the IPO and Class III on the third annual meeting following the IPO, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of shareholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible."

(3)  Article X of the Articles is amended to read in its entirety as follows:

                                   "ARTICLE X

(a) The Corporation shall not engage in any business combination with any interested shareholder for a period of three years following the time that such shareholder became an interested shareholder, unless:

     (i) Prior to such time the Board of Directors of the Corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

     (ii) Upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (A) by persons who are directors and also officers and (B) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     (iii) At or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder.

 (b) The restrictions contained in this Article shall not apply if:

     (i) A shareholder becomes an interested shareholder inadvertently and (A) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an interested shareholder; and (B) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such shareholder, have been an interested shareholder but for the inadvertent acquisition of ownership; or

     (ii) The business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (A) constitutes one of the transactions described in the second sentence of this paragraph; (B) is with or by a person who either was not an interested shareholder during the previous three years or who became an interested shareholder with the approval of the Corporation's Board of Directors; and (C) is approved or not opposed by a majority of the Continuing Directors. The proposed transactions referred to in the preceding sentence are limited to (X) a merger or consolidation of the Corporation; (Y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; or (Z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than 20 days' notice to all interested shareholders prior to the consummation of any of the transactions described in clause (X) or (Y) of the second sentence of this paragraph.

(c)  As used in this Article, the term:

          (i) "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

          (ii) "Associate," when used to indicate a relationship with any person, means: (A) Any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock;
(B) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (C) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

          (iii) "Business combination," means:

                (A) Any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (I) an interested shareholder, or (II) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by such interested shareholder and as a result of such merger or consolidation paragraph
(a) of this Article is not applicable to the surviving entity;

                (B) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Corporation, to or with an interested shareholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

     (C) Any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to an interested shareholder, except; (I) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested shareholder became such; (II) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested shareholder became such; (III) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (IV) any issuance or transfer of stock by the Corporation; provided however, that in no case under items
(II)-(IV) of this subparagraph shall there be an increase in the interested shareholder's proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation;

     (D) Any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by an interested shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by such interested shareholder; or

     (E) Any receipt by an interested shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (A)-(D) of this paragraph) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

     (iv) A "Continuing Director" is a member of the Board of Directors then in office (but not less than one) who was a director prior to any person becoming an interested shareholder during the previous three years or was recommended for election or elected to succeed such directors by a majority of such directors.

     (v) "Control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; provided, however, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this paragraph, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

     (vi) "Interested shareholder" means any person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that
(A) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (B) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder; provided, however, that the term "interested shareholder" shall not include (X) any person who (I) owned shares in excess of the 15% limitation set forth herein as of September 18, 1996 and either (1) continued to own shares in excess of such 15% limitation or would have but for action by the Corporation or (2) is an affiliate or associate of the Corporation and so continued (or so would have continued but for action by the Corporation) to be the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested shareholder or (II) acquired said shares from a person described in item (I) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (Y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Corporation, provided that such person shall be an interested shareholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person or pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees of the Corporation or its subsidiaries in effect on September 18, 1996, or thereafter adopted by the Board of Directors of the Corporation. For the purpose of determining whether a person is an interested shareholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (x) of this subparagraph but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     (vii) "Person" means any individual, corporation, partnership, unincorporated association or other entity.

     (viii) "Stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

     (ix) "Voting stock" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

     (x) "Owner," including the terms "own" and "owned," when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

          (A) Beneficially owns such stock, directly or indirectly; or

          (B) Has (I) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (II) the right to vote such stock pursuant to any

0175217.01


     agreement, arrangement or understanding, provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons; or

               (C) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (II) of subparagraph (B) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock."

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by an Executive Vice President of the Corporation, this 23rd day of September, 1996.

CTA INCORPORATED

                                                   By /s/ Gregory H. Wagner
                                                      --------------------------
                                                      Gregory H. Wagner
                                                      Executive Vice
                                                      President

                             ARTICLES OF AMENDMENT

                                     to the

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       of

                                CTA INCORPORATED


First:   The name of the corporation is CTA INCORPORATED.

Second: The following amendments to the Amended and Restated Articles of Incorporation were adopted as prescribed by the Colorado Corporation Code, by a vote of the shareholders at the Special Meeting of Shareholders on April 27, 1994. The number of shares voted for the amendments was sufficient for approval.

         (1) Article VI of the Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

         "The aggregate number of shares which the corporation has authority to issue is twenty million (20,000,000) shares, with a par value of $.01 per share. All of such shares are one class and are shares of common stock, all of which shall be fully paid and non-assessable upon issue."

         (2) Each share of common stock, $.01 par value, outstanding on April 27, 1994 shall be split into 10 shares of common stock, $.01 par value.

Third:   The corporation shall mail each holder of record of common stock on
April 27, 1994 a certificate or certificates representing the additional shares resulting from the split of outstanding shares described above.

Fourth: The stated capital is increased as a result of this amendment by the par value of the additional shares issued in the split effected hereby. The stated capital after such increase is $48,000.


                                             CTA INCORPORATED

[SEAL]                                       by /s/ C.E. Velez
                                             ----------------------------
                                                               President

                                             /s/ Shirley A. Hewitt
Dated: May 10, 1994                          ----------------------------
                                                               Secretary

                               Secretary of State
                                Corporate Office
                            1580 Broadway, Suite 208
                             Denver, Colorado 80202
                                 (303) 894-2200



                             STATEMENT OF CHANGE OF
                              REGISTERED OFFICE OR
                           REGISTERED AGENT, OR BOTH

Pursuant to the provisions of the Colorado Corporation Code, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Limited Liability Company Act, the undersigned organized under the laws of COLORADO submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of
Colorado:

     First: The name of the corporation, limited partnership or limited liability company is: CTA INCORPORATED

     Second: The address of its REGISTERED OFFICE is 1675 Broadway, Denver, Colorado 80202

     Third: The name of its REGISTERED AGENT is THE CORPORATION COMPANY

     Fourth: The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

     Fifth: The address of its place of business in Colorado is

            ----------------------------------------------------------------

                                        The Corporation Company    (Note 1)
                                   -------------------------------

                                   By [ILLEGIBLE]                  (Note 2)
                                   -------------------------------
                                             Vice President

                                    its                president
                                       ---------------
                                    its                authorized agents
                                       ---------------
                                    its       X        registered agent (Note 3)
                                       ---------------
                                    its                general partner
                                       ---------------
                                    its                manager
                                       ---------------

Notes: 1. Exact name of corporation, limited partnership or limited liability company making the statement.

       2. Signature and title of officer signing for the corporation must be president or vice president; for a foreign corporation without such officers, the authorized agent; for a limited partnership, must be a general partner; for a limited liability company, must be a manager.

       3. Regarding corporations: This statement may be executed by the registered agent when it involves only a registrant address change. A copy of the statement has been forwarded to the corporation by the registered agent.

                  AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                CTA INCORPORATED


-------------------------------------------------------------------------------
                          Pursuant to Section 7-2-112
                        of the Colorado Corporation Code
-------------------------------------------------------------------------------


          CTA INCORPORATED, a Colorado corporation (the "Corporation") organized on September 4, 1979, under the name Computer Technology Associates, Inc., does hereby amend and restate its Articles of Incorporation to read in their entirety as set forth in Exhibit A attached hereto.

          The Corporation hereby states that these Amended and Restated Articles of Incorporation correctly set forth the Articles of Incorporation, as amended, and have been duly adopted by a two-thirds vote of its shareholders (a number sufficient for approval) pursuant to Sections 7-2-112 and 7-2-107 of the Colorado Corporation Code. These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

          IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be executed in its corporate name this 5th day of December, 1991.



                                        CTA INCORPORATED

                                        By /s/ Paula S. Rubineff
                                           --------------------------------
                                           Name: Paula S. Rubineff
                                           Title: Executive Vice President
                                                  & Chief Financial Officer


                                        By /s/ Shirley A. Hewitt
                                           --------------------------------
                                           Name: Shirley A. Hewitt
                                           Title: Secretary

                                                                       EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                CTA INCORPORATED


                                   ARTICLE I

     The name of the Corporation is CTA INCORPORATED.


                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Colorado is 1600 Broadway, Denver, Colorado 80202; and the name of the registered agent for the Corporation in the State of Colorado is The Corporation Company.


                                  ARTICLE III

     The nature of the business and purpose of the Corporation is the transaction of all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code, as the same may be amended from time to time (the "CCC").


                                   ARTICLE IV

     The provisions for the organization of the internal affairs of the Corporation are:

     (a) Cumulative Voting.

     Cumulative voting shall not be allowed in the election of directors.

     (b) Compensation.

     The Board of Directors is empowered to authorize the payment of compensation to the officers and directors for services to the Corporation and to determine the amount of such compensation.

     (c) No Preemptive Rights.

     No holder of any stock of this Corporation shall be entitled, as a matter of right, to purchase or subscribe for any part of the unissued or treasury stock of the Corporation authorized herein or any additional unissued or treasury stock issued by reason of any increase of the authorized capital stock of the Corporation, or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock. Any such unissued or treasury stock or additional authorized issue of any unissued or treasury stock or securities convertible into stock may be issued by and disposed of by the Board of Directors to such persons, firms, corporations, associations or other entities, and upon such terms and conditions, as the Board of Directors may determine, in its discretion, without offering such stock or securities on the same terms to the shareholders of record.

     (d) Transfer Restrictions.

     The Corporation shall have the right to impose restrictions on the transfer of all, or any part of, its shares and may become a party to agreements entered into by any of its shareholders restricting transfer or encumbrance of any of its shares, or subjecting any of its shares to repurchase or resale obligations.


                                   ARTICLE V

     The Corporation is to have perpetual existence.


                                   ARTICLE VI

     The aggregate number of shares which the Corporation has authority to issue is five hundred thousand (500,000) shares with a par value of $.01 per share. All of such shares are of one class and are shares of common stock, all of which shall be fully paid and non-assessable upon issue.


                                  ARTICLE VII

     The Board of Directors shall consist of no fewer than three persons and such number shall be fixed by, or in the manner provided in, the By-Laws.

                                  ARTICLE VIII

     (a) No contract or transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies the contract or transaction or solely because his or their votes are counted for such purpose if:

          (i) The material facts as to his relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

          (ii) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders enti-tled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by vote of the shareholders; or

          (iii) The contract or transaction was fair to the Corporation.

     (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves, or ratifies the contract or transaction.

     (c) No director or officer, nor any corporation, partnership, association or other organization with which he is connected as aforesaid shall be liable to account to this Corporation or its shareholders for any profit realized by him from or through any such contract or transaction, it being the express intent and purpose of this Article VIII to permit this Corporation to buy or lease from, sell to or otherwise deal with corporations, partnerships, associations and other organizations of which the directors and officers of this Corporation, or any one or more of them, may be members, directors, officers or in which they or any of them have a financial interest.

                                   ARTICLE IX

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in, or to add any provision to, its Amended and Restated Articles of Incorporation from time to time, in any manner now or hereafter prescribed or permitted by the CCC; and all rights and powers conferred upon directors and shareholders hereby are granted subject to this reservation.

                                   ARTICLE X

          (a) Until (1) the Corporation is no longer subject to the provisions of Section 8(a)4(A)(ii) of the Small Business Act (15 U.S.C. Section 637(a)(4)(A)(ii)) or (2) the Board of Directors, in its sole discretion, determines, whichever first occurs, (i) the management and daily business operations of the Corporation shall be controlled by C.E. Velez; (ii) no resolution of the Board of Directors of the Corporation which purports to affect the Corporation's management or daily business operations shall be valid if C.E. Velez votes against, or is present at the meeting and expressly abstains from voting for, such resolution; and (iii) the Corporation shall not have the authority to issue or to agree to issue any shares of Common Stock if such issuance would reduce the ownership

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
of C.E. Valez to less than fifty-one percent (51%) thereof.

     (b) For purposes of this Article X, reference to "management" shall be construed as, but no more broadly than, that term is construed under Section 8(a) of the Small Business Act (15 U.S.C. Section 637(a)) and the regulations promulgated thereunder.

                                   ARTICLE XI

     No director shall be liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except this provision shall not eliminate or limit any liability a director may have in the following instances:

          (a) Any breach of the director's duty of loyalty to the Corporation or to its shareholders; or

          (b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

          (c) Acts specified in CCC Section 7-5-114; or

          (d) Any action from which the director derived an improper personal benefit.

     Any repeal or modification of the foregoing provisions shall not adversely affect any right or pro-


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
tection of a director in respect of any act or omission occurring prior to such repeal or modification.

                                  ARTICLE XII

     (a) Indemnification.

     In the event that any director or executive officer of the Corporation (an "Indemnitee") was, is or becomes a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise (a "Claim") by reason of (or arising, in part, out of) the fact that such Indemnitee is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, agent, fiduciary or partner of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Indemnifiable Event"), the Corporation shall fully indemnify the Indemnitee against any and all expenses (including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event), judgments, fines and amounts paid in settlement of such action, suit

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
or proceeding and, if so requested by the Indemnitee promptly advance any and all such expenses to the Indemnitee, all to the fullest extent permitted by law; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any Indemnitee in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to officers, employees, agents and fiduciaries of the Corporation who are not directors or executive officers similar to those conferred in this paragraph (a) to directors and executive officers of the Corporation.

     (b) Non-Exclusive.

     The indemnification and advancement of expenses provided by or granted pursuant to this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of shareholders or disinterested directors or pursu-

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
ant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this
Article XII shall not be deemed to preclude the indemnification of any person who is not specified in paragraph (a) of this Article XII but whom the Corporation has the power or obligation to indemnify under the provisions of the CCC, or otherwise.

          (c)  Insurance.

          The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was a director, officer, employee, agent or fiduciary of the Corporation serving at the request of the Corporation as a director, officer, employee, agent, fiduciary or partner of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article XII, or otherwise.


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
     (d) Certain Definitions.

     For purposes of this Article XII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries so that any person who is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was a director, officer, employee, agent or fiduciary of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee, agent, fiduciary or partner of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article XII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article XII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefits plan; and references to "serving at the request of the Corporation"

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
shall include any service as a director, officer, employee, agent or fiduciary of the Corporation which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries.

     (e) Survival.

     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall continue as to a person who has ceased to be a director, officer, employee, agent or fiduciary and shall inure to the benefit of the heirs, executors and administrators of such a person.





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